Exhibit 10.23

FIRST AMENDMENT TO COMMERCIAL LEASE

(Master Sublease Form)

(Wainshal Mill Leasing Company LLC to RRCC Realty, LLC)

THIS FIRST AMENDMENT TO COMMERCIAL LEASE is dated as of this      day of June, 2009 by and among Wainshal Mill Leasing Company LLC, a New Hampshire limited liability company (the “Landlord”), RRCC Realty, LLC, a New Hampshire limited liability company (the “Tenant”), and Red River Computer Co., Inc., a New Hampshire corporation (the “Approved Subtenant”), with reference to that certain sublease between the Landlord and the Tenant, to which the Approved Subtenant joined, dated May 8, 2008 covering the fourth and fifth floors (approximately 20,566 square feet) of the building and property located at 21 Water Street, Claremont, New Hampshire (the “Approved Sublease”). The parties desire to amend and modify the Approved Sublease on the terms and conditions set forth herein. Except as otherwise defined herein, the capitalized terms in this First Amendment shall have the same meaning as set forth in the Approved Sublease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Approved Sublease is hereby amended and the parties to this First Amendment agree as follows:

1. Section 9.02(a) of the Approved Sublease is hereby deleted in its entirety and replaced with the following:

“(a) The Approved Sublease to the Approved Subtenant shall be on all of the same terms, covenants and conditions set forth in this Lease; provided, however, that notwithstanding any provision in the Approved Sublease to the contrary (including, without limitation, Sections 9.01(e) and this 9.02 thereof)) the following provisions shall govern the rent payable by the Approved Subtenant under the Approved Sublease (the “Approved Subtenant’s Annual Rent”):

(i)	The Approved Subtenant’s Annual Rent shall be determined from time to time by the Tenant and the Approved Subtenant in their discretion and set forth in a separate rent schedule; provided, however, that in no event shall the Approved Subtenant’s Annual Rent be less than the Annual Rent as set forth in Section 1.01 of the Approved Sublease.

(ii)

Each monthly installment of the Approved Subtenant’s Annual Rent and any Additional Rent payable by the Approved Subtenant under the Approved Sublease shall be paid by the Approved Subtenant to the Tenant at least ten (10) business days prior to the date on which each monthly installment of Annual Rent and Additional Rent are payable to the Landlord under the Approved Sublease and the Tenant shall pay the Annual Rent and Additional Rent to the Landlord as and when due under the Approved Sublease.

(iii)	The Approved Subtenant’s Annual Rent may differ from the Annual Rent set forth in Section 1.01 of the Approved Sublease. To the extent that the Approved Subtenant’s Annual Rent exceeds the Annual Rent as set forth in Section 1.01 of the Approved Sublease, the Tenant shall retain, and the Landlord shall not be entitled to, such excess amount. To the extent that any monthly installment of the Approved Subtenant’s Annual Rent is less than any monthly installment of the Annual Rent as set forth in Section 1.01 of the Approved Sublease, or the Approved Subtenant falls to pay any monthly installment of the Approved Subtenant’s Annual Rent or Additional Rent when due under this Section 9.02, the Tenant shall remain liable to the Landlord for any shortage, shortfall or deficiency.

(iv)	The Approved Subtenant shall pay to Tenant, at the same time as monthly installments of the Approved Subtenant’s Annual Rent is due hereunder, a fee equal to the Tenant’s administrative, processing and handling costs associated with the payment of Annual Rent and Additional Rent hereunder (the “Tenant’s Administrative Fee”).

2. Section 9.02(b) of the Approved Sublease is hereby amended by deleting each of the references to “this Section 9.01” therein and replacing such references with “this Section 9.02”.

3. Section 9.02(d)(iv) of the Approved Sublease is hereby amended by inserting after the words “Approved Subtenant” the following: “, subject, however, to Tenant’s right to any excess Approved Subtenant’s Annual Rent in accordance with Section 9.02(a)(iii) and Tenant’s Administrative Fee in accordance with Section 9.02(a)(iv).”

4. Except as specifically amended and modified by this First Amendment, the Approved Sublease shall remain in full force and effect. In the event of any inconsistencies between this First Amendment and the Approved Sublease, the terms, provisions and conditions of this First Amendment shall control.

EXECUTED as a sealed instrument as of the date first written above.

WAINSHAL MILL LEASING COMPANY LLC

	By:	Wainshal Partners, LLC, Manager
Duly Authorized

By:
Witness		John R. Illick, Manager
Duly Authorized

RRCC REALTY, LLC

By:
Witness		Nicholas M. Anderle, Manager
Duly Authorized

RED RIVER COMPUTER CO., INC.

By:
Witness		Nicholas M. Anderle, President
Duly Authorized

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